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                    COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

                         SHAREHOLDER SERVICING AGREEMENT

Ladies and Gentlemen:

     We wish to enter into this Shareholder Servicing Agreement ("Agreement") with you concerning the provision of administrative support services to your clients ("Customers") who may from time to time beneficially own those shares in one or more of the portfolios (collectively, the "Funds") of Columbia Funds Variable Insurance Trust I (formerly Nations Separate Account Trust) (the "Trust") that have a Board approved shareholder servicing plan and that we mutually agree upon from time to time (the "Funds"). The shares of the Funds are collectively referred to herein as "Shares." The terms and conditions of this Agreement are as follows:

1. PROVISION OF SHAREHOLDER SERVICES

     (a) You agree to provide some or all of the following administrative support services to your Customers who may from time to time beneficially own Shares: (i) aggregating and processing purchase and redemption requests for Shares from Customers and transmitting net purchase and redemption orders to our distributor or transfer agent ("Transfer Agent") in the manner and at the times we direct and in accordance with the Funds' Prospectuses (as defined below); (ii) providing Customers with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions; (iii) processing dividend and distribution payments from Funds on behalf of Customers; (iv) providing information periodically to Customers showing their positions in Shares; (v) arranging for bank wires; (vi) responding to Customers' inquiries concerning their investment in Shares; (vii) providing subaccounting with respect to Shares beneficially owned by Customers or the information necessary for subaccounting; (viii) if required by law, forwarding shareholder communications from us (such as proxies, shareholder reports, annual and semi-annual financial statements, and dividend, distribution and tax notices) to Customers; (ix) forwarding to Customers proxy statements and proxies containing any proposals regarding this Agreement; (x) general shareholder liaison services; and (xi) providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules or regulations.

     (b) You shall perform all such services in a professional, competent and timely manner.

     (c) You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the support services contemplated hereby. You and your employees will, upon request, be available during normal

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          business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

     (d)  You represent, warrant and agree that the services described in
          Section 1(a) of this Agreement are primarily intended to provide administrative support to your Customers who own shares of the Funds, not to sell shares issued by us.

     (e) You will act solely as agent or, upon the order of, and for the account of, your Customers. You represent and warrant that you have full authority to act on behalf of each Customer and will act only in accordance with the scope of your authority when acting on behalf of the Customer.

2. ADHERENCE TO APPLICABLE LAW

     (a) You agree to comply with applicable laws, regulations and rules of self-regulatory organizations (collectively "Applicable Law") and, if applicable, the rules of the National Securities Clearing Corporation ("NSCC"), as well as the terms of the Funds' then-current prospectuses and statements of additional information including any supplements thereto (collectively, the "Prospectus"), and such procedures and instructions as we or our designees may communicate to you.

     (b) You agree to cooperate with all requests by us with respect to discouraging, monitoring and terminating patterns of trading that we deem disruptive, including providing, promptly upon request by us, the Taxpayer Identification Number of all shareholders (as such term is defined by Rule 22c-2 under the Investment Company Act of 1940, as amended (the "1940 Act")) that purchased, redeemed, transferred or exchanged shares held through an account with you, and the amounts and dates of such purchases, redemptions, transfers or exchanges. You agree to comply with any restrictions and limitations on purchases, redemptions and exchanges described in the Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (i.e., market timing). If it should come to your attention that any Customers are engaging in a pattern of purchases, redemptions and/or exchanges of shares that appears to evidence market timing, you shall promptly notify us and the distributor in writing of such pattern. You also shall execute any instructions from us or the distributor to restrict or prohibit further purchases or exchanges of Fund shares by a shareholder (as such term is defined by Rule 22c-2 under the 1940 Act) who has been identified by us as having engaged in transaction of Fund shares (directly or indirectly through your account) that violate policies established by us for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

     (c) Upon request, you will promptly provide us such documentation regarding your know your customer and anti-money laundering policies and/or evidencing the identity of the beneficial owners of Fund Shares as is necessary to permit us, the Funds and the Transfer Agent to comply with applicable "know your customer" and anti-money laundering laws and regulations. You agree to monitor for

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          suspicious transactions and to assist us in monitoring for such transactions upon our or the Funds' request. You further represent and warrant that you: (i) have established policies and procedures designed to prevent and detect money laundering and to meet applicable anti-money laundering legal and regulatory requirements; (ii) have procedures to ensure that none of your Customers holding Fund shares appear on or are covered by any lists of prohibited persons, entities, and jurisdictions maintained and administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"); (iii) have identified, will continue to identify and will retain all documentation necessary to identify your Customers and their sources of funds; and (iv) do not believe, have no current reason to believe and will notify us immediately if you come to have reason to believe that any of your Customers holding Fund shares through you are engaged in money-laundering activities or are associated with any terrorist or other individuals, entities or organizations sanctioned by the United States or the jurisdictions in which you do business, or appear on any lists of prohibited persons, entities, and jurisdictions maintained and administered by OFAC.

     (d) You agree to cooperate fully with any and all efforts by us or the distributor to assure ourselves that you have implemented effective compliance policies and procedures administered by qualified personnel including, without limitation: (i) permitting us and the distributor to become familiar with your operations and understand those aspects of your operations that expose us or the distributor to compliance risks; (ii) permitting us and the distributor to maintain an active working relationship with your compliance personnel; (iii) providing us and the distributor with periodic and special reports in the event of compliance problems; (iv) providing us and the distributor with such certifications as we may require on a periodic or special basis; and (v) making your personnel and applicable policies and procedures available to such audit personnel as we or the distributor may designate to audit the effectiveness of your compliance controls.

3. REPRESENTATIONS REGARDING FUNDS AND SHARES

     Neither you nor any of your officers, employees or agents may make any statement or representation in connection with us or our affiliates other than that as contained in the then-current prospectus and statement of additional information including any supplements thereto (collectively, the "Prospectus"), shareholder reports and sales literature issued by us or the distributor ("Sales Literature") or as otherwise approved in writing by us or the distributor.

4. STATUS OF SERVICING AGENT

     (a) For all purposes of this Agreement you will be deemed to be an independent servicing agent, and will have no authority to act as agent for us in any other capacity, except as expressly provided herein.

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     (b) We may, in our discretion and without notice, suspend or withdraw the sale of Shares of any and all Funds, including the sale of Shares to you for the account of any Customer or Customers.

5. INDEMNIFICATION

     By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us and the Funds harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder for the purchase, redemption, transfer or registration of the Funds' shares (or orders relating to the same) by or on behalf of Customers.

6. COMPENSATION

     (a) In consideration of the services and facilities provided by you hereunder, we will pay to you a periodic fee, as agreed between us from time to time, but not in excess of the maximum fee disclosed in the Prospectus as full payment for your services. The fee rate payable to you may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you.

     (b) Compensation payable under this Agreement is subject to, among other things, the National Association of Securities Dealers, Inc. ("NASD") Conduct Rules governing receipt by NASD members of service fees from registered investment companies (the "NASD Service Fee Rule"). Such compensation shall only be paid if permissible under the NASD Service Fee Rule and shall not be payable for services that are deemed to be distribution-related services, or to the extent otherwise prohibited by the NASD Service Fee Rule.

7. REPORTS

     You agree to furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors or legal counsel designated by us), in connection with the preparation of reports to our Board(s) of Directors/Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

8. AGREEMENT NOT EXCLUSIVE

     We may enter into other similar agreements with any other person or persons without your consent

9. DISCLOSURE OF COMPENSATION

     You agree to disclose your compensation under this Agreement, together with any other compensation you receive in connection with your Customers' investments in Fund

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shares, to your Customers as required by Applicable Law and to the extent necessary to ensure that your Customers fully understand all such compensation and any conflicts of interest related to your receipt of such compensation. You also agree and warrant that your Customers will authorize your compensation and that your compensation will not be excessive or unreasonable.

10. PRIVACY AND CONFIDENTIAL INFORMATION

     (a) "Confidential Information" means this Agreement and all proprietary information, data, trade secrets, business information and other information of any kind which (a) a party ("Discloser") discloses to the other party ("Recipient") or to which Recipient obtains access in connection with this Agreement and (b) relates to (i) the Discloser,
          (ii) in your case, us, the distributor, the Transfer Agent or our affiliates, or (iii) third-party suppliers or licensors who have made confidential or proprietary information available. Confidential Information includes Customer and account information.

     (b) The Recipient shall not disclose or use Confidential Information other than in the course of ordinary business to carry out the purpose for which the Confidential Information was provided to the Recipient. The Recipient also shall not disclose Customer information on other than a "need to know" basis and then only to: (i) Recipient's employees or officers; (ii) affiliates of Recipient provided they shall be restricted in use and redisclosure to the same extent as Recipient; or
          (iii) carefully selected subcontractors that have entered into confidentiality agreements no less restrictive than the terms of this Agreement; or pursuant to the exceptions set forth in 15 USC 6802(e) and associated regulations. Prior to any disclosure of Confidential Information as required by law, the Recipient shall (i) notify the Discloser of any actual or threatened legal compulsion of disclosure and any actual legal obligation of disclosure immediately upon becoming so obligated and (ii) cooperate with the Discloser's reasonable, lawful efforts to resist, limit or delay disclosure. Nothing in this Section shall require any notice or other action by us or our affiliates in connection with requests or demands for Confidential Information by applicable regulators. The restrictions set forth herein shall survive the termination of this Agreement.

     (c)  These confidentiality obligations do not apply to information which:
          Recipient already rightfully possesses when disclosed by Discloser; Recipient independently develops; becomes publicly known other than by breach of this Section; or Recipient rightfully receives from a third party without the obligation of confidentiality.

     (d) You acknowledge that we must comply with the information security standards of the Gramm-Leach-Bliley Act (15 USC 6801, 6805(b)(1)) and the regulations promulgated thereunder and with other statutory and regulatory requirements as well as our internal information security program. You will reasonably assist us in complying and conforming with our information protection policies. We will inform you of our requirements in this regard.

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11. EFFECTIVE DATE AND TERMINATION

     This Agreement shall become effective as of the date on the signature page. This Agreement shall cancel and supersede any and all prior similar agreements or contracts relating to the provision of shareholder services between you and the Funds or their distributor. We reserve the right to amend or assign (to the extent assignment is permitted under Applicable Law) this Agreement at any time. You shall accept any amendment to or assignment of this Agreement by us by providing services after the date set forth in any notice of amendment or assignment we send you. This Agreement shall automatically terminate upon its assignment (as such term is defined in the 1940 Act). You shall provide us reasonable written notice of such an assignment. Either party may terminate this Agreement upon reasonable written notice and all obligations to make payments under this Agreement shall terminate upon such termination. This Agreement also may be terminated automatically and without payment of penalty with respect to a Fund by a vote of the majority of the independent directors/trustees of the legal entity of which the Fund is a series, or upon 60 days notice by a vote of the majority (as such term is defined in the 1940 Act) of the Fund's outstanding shares.

12. COMMUNICATIONS

     You will send any notice to us by first class mail, postage prepaid at: One Financial Center, Boston, Massachusetts 02111. We will send any notice to you by first class mail, postage prepaid, or by confirmed telefacsimile to you at your address or telefacsimile number as set forth on the signature page or such other address or telefacsimile number as we may reasonably believe appropriate. A party that changes its address or telefacsimile number shall promptly notify the other party.

13. GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to conflict of laws principles. This Agreement may not be assigned by either party.

14. ACTIONS BY THE TRUST AND ITS TRUSTEES

     The names "Columbia Funds Variable Insurance Trust I" and "Trustees" refer respectively to the trust created and the Trustees for such trust, as trustees but not individually or personally, acting from time to time under a Declaration of Trust. The obligations of "Nations Separate Account Trust" entered into in the name or on behalf thereof by any of its Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, officers, representatives or agents of the trust personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

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15. AMENDMENTS

     We may amend this Agreement upon written notice to you. You will be deemed to have accepted such amendment by providing the services contemplated in this Agreement after receipt of such notice. You and we also may amend this Agreement by means of a written amendment signed by both parties.

     If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at the following address: One Financial Center, Boston, Massachusetts 02111.

Very truly yours,

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I


By:
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Name:
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Title:
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Accepted and Agreed to:


By:
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Date:
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